Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 87	Trade Date: 3/8/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/11/2004

The date of this Pricing Supplement is March 8, 2004

CUSIP or Common Code:	41013MN48	41013MN55	41013MN63	41013MN71	41013MN89
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$1,793,718.75	$3,383,712.00	$3,156,120.00	$4,362,064.00	$4,068,236.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	3/15/2007	3/15/2008	3/15/2009	3/15/2012	3/15/2012
Stated Annual Interest Rate:	2.300%	2.900%	3.250%	4.050%	Step: 2.800% through 3/14/2006, and 5.500% thereafter (unless called)
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	4/15/2004	4/15/2004	4/15/2004	4/15/2004	4/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 87	Trade Date: 3/8/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/11/2004

The date of this Pricing Supplement is March 8, 2004

CUSIP or Common Code:	41013MN97	41013MP20	41013MP38	41013MP46

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,384,910.00	$1,004,115.00	$3,903,340.00	$6,828,900.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	3/15/2014	3/15/2016	3/15/2019	3/15/2024

Stated Annual Interest Rate:	4.450%	4.950%	5.200%	5.400%

Interest Payment Frequency:	Monthly	Semi	Semi	Semi

First Payment Date:	4/15/2004	9/15/2004	9/15/2004	9/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	9/15/2006 Callable one time only at 100% on call date above with 30 days notice.	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	3/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.